Exhibit 10

AMENDMENT NO. 1

TO

EMPLOYMENT AGREEMENT

This Amendment No. 1, dated as of December 15, 2004 (the “Amendment”) to the Employment Agreement dated as of March 19, 2003 (the “Agreement”) by and among SPRINT CORPORATION, a Kansas corporation (“SPRINT”), SPRINT/UNITED MANAGEMENT COMPANY, a Kansas corporation and subsidiary of SPRINT (“SUMC”) (SPRINT, SUMC and their subsidiaries are collectively referred to herein as the “Company”), and Gary D. Forsee (“Executive”). Capitalized terms, if not otherwise defined herein, have the meanings set forth in or provided by the Agreement.

W I T N E S S E T H:

WHEREAS, pursuant to the Merger Agreement, Nextel Communications, Inc. will merge with and into a wholly-owned subsidiary of Sprint;

WHEREAS, it is contemplated that Executive will execute this Amendment upon the signing of the Merger Agreement, to be effective upon and following the “Effective Time” (as defined in the Merger Agreement);

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements set forth herein and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Company and Executive agree as follows, conditioned upon and subject to the consummation of the Merger:

1.      Section 1.01(a) of the Agreement is hereby amended in its entirety to read as follows:

“Following the Effective Time (as defined in the Merger Agreement), Executive shall serve as the Chief Executive Officer and President of Sprint. Sprint’s operational headquarters shall be at Overland Park, Kansas, and its executive headquarters shall be at Reston, Virginia.”

2.      Article 7 of the Agreement is hereby amended to the extent set forth below:

“Change in Control” is hereby amended by adding at the end thereof the following sentence:

“Sprint and Executive agree and confirm that the consummation of the Transactions shall not constitute a Change in Control for purposes of this Agreement.”

“Constructive Discharge” is hereby amended in its entirety to read as follows:

“ “Constructive Discharge” means the occurrence of any of the following circumstances without Executive’s prior written consent unless the circumstances are fully corrected before the Termination Date specified in the notice of termination given in respect thereof: (i) the removal of Executive from his position with the Company or Board other than (x) as a result of Executive’s being offered a position of equal or superior scope and responsibility or (y) his not holding the office of Chairman of the Board immediately after the Effective Time; (ii) a reduction within any 24-month period (other than an across-the-board reduction similarly affecting all Senior Officers) of the sum of Executive’s Base Salary and Basic Bonus Amount to an amount that is less than 90% of such sum during the 24-month period; or (iii) the Company’s requiring that Executive be based anywhere other than either (x) the Kansas City, Missouri greater metropolitan area or (y) the Reston, Virginia/Washington, D.C. greater metropolitan area, except for required travel on business; provided, however, that neither Executive’s performance of services hereunder at either of the locations set forth in Section 1.01(a) hereof nor any required relocation to the Reston, Virginia/Washington, D.C. greater metropolitan area shall be deemed to constitute an event of Constructive Discharge for purposes of this Agreement.”

“Merger” has the meaning set forth in the Merger Agreement.

“Merger Agreement” means the Agreement and Plan of Merger entered into as of December 15, 2004 by and among Sprint Corporation, a Kansas corporation, Nextel Communications, Inc., a Delaware corporation (“Neptune”) and S-N Merger Sub, a Delaware corporation wholly owned by Sprint.

“Transactions” means the consummation of the transactions consummated by the Merger Agreement.

*signature page to follow this page*

IN WITNESS WHEREOF, the Company and Executive have executed this Agreement, to be effective as provided in the recitals hereto.

SPRINT CORPORATION

/S/ GARY D. FORSEE	By:	/S/ ROBERT J. DELLINGER
Gary D. Forsee		Robert J. Dellinger Executive Vice President – Chief Financial Officer
SPRINT/UNITED MANAGEMENT COMPANY

	By:	/S/ ROBERT J. DELLINGER
Robert J. Dellinger Executive Vice President – Chief Financial Officer

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